UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 10, 2008 (Date of earliest event reported)
M-Wave Inc (Exact name of registrant as specified in its charter)

IL (State or other jurisdiction of incorporation)	0-19944 (Commission File Number)	36-3809819 (IRS Employer Identification Number)

11533 Franklin Ave (Address of principal executive offices)		60131 (Zip Code)
(630) 562-5550 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2008, the board of directors appointed Anthony J. Cataldo a Class I Director, with a term expiring at our 2008 annual meeting of stockholders. Mr. Cataldo was not appointed to any committees at this time.

Mr. Cataldo has been a private investor since April 2008. He served as Chief Executive Officer and Chairman of VOIP, Inc. (VOIC.PK), an emerging global provider of advanced communications services utilizing Voice over Internet Protocol ("VoIP") technology, from September 2006 through April 2008. Since January 2008 Mr. Cataldo also has served on the board of directors of Family Room Entertainment (OTC BB:FMYR). Mr. Cataldo served as non-executive chairman of the board of directors of BrandPartners Group, Inc. (OTC BB:BPTR) a provider of integrated products and services dedicated to providing financial services and traditional retail clients with turn-key environmental solutions. From October 2003 through August 2006, Mr. Cataldo also served as non-executive co-chairman of the board of MultiCell Technologies, Inc. (OTC BB: MUCL) a supplier of functional, non-tumorigenic immortalized human hepatocytes from February 2005 through July 2006. Mr. Cataldo has also served as executive chairman of Calypte Biomedical Corporation (AMEX: HIV), a publicly traded biotechnology company, involved in development and sale of urine based HIV-1 screening test from May 2002 through November 2004.

Item 8.01. Other Events

On September 10, 2008, the Company issued a press release in connection with the appointment of Mr. Cataldo to the Company's Board of Directors. A copy of such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of M-Wave Inc dated September 10, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2008	M-WAVE INC By: /s/ Jeff Figlewicz Jeff Figlewicz Acting Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of M-Wave Inc dated September 10, 2008